Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement Nos. 333-171429, 333-174730, 333-181849, 333-198719, 333-212238, 333-218378, 333-232398, 333-265248, 333-269459, and 333-272054 on Form S-8 and Registration Statement Nos. 333-223493, 333-254073, and 333-277794 on Form S-3 of our report dated March 18, 2026, relating to the financial statements of XOMA Royalty Corporation, appearing in this Annual Report on Form 10-K for the year ended December 31, 2025.

/s/ Deloitte & Touche LLP

San Francisco, California

March 18, 2026